UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       Other Events.

On March 12 and 13, 2013, Harvey J. Berger, M.D., Chairman and Chief Executive Officer of ARIAD Pharmaceuticals, Inc. (the “Company”), sold an aggregate of 100,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), held directly by him and 5,400 shares of Common Stock held indirectly by him as trustee of a family trust. The shares were sold pursuant to two prearranged trading plans adopted by Dr. Berger and a brokerage firm after the approval of Iclusig™ in late December, 2012 pursuant to Rule 10b5-1under the Securities Exchange Act of 1934, as amended. The plans provide for sales of 100,000 shares held directly by Dr. Berger and approximately 5,400 shares held indirectly by Dr. Berger each month on pre-determined dates for six months, from March through August 2013, so long as the Company’s Common Stock is trading above a certain price on such dates, as detailed in the plans.  Accordingly, up to 600,000 shares of Common Stock held directly by Dr. Berger and approximately 32,800 shares held indirectly by him are eligible to be sold under the plans. This represents approximately 11% of the shares of Common Stock owned by him, directly or indirectly as trustee, and shares which may be acquired by him pursuant to outstanding stock options and other equity-based awards.

Both trading plans were entered into at a time when Dr. Berger held no material non-public information about the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	March 14, 2013

3